UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2017  (August 31, 2017)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 31, 2017, the Board of Directors of Capstone Turbine Corporation (the “Company”) approved the Fourth Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to decrease the number of directors serving on the Board from eight to seven on the date of the 2017 Annual Meeting. A copy of the Company’s Amended and Restated Bylaws as adopted is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on August 31, 2017 (the “Meeting”) at the offices of Goodwin Procter LLP, 601 South Figueroa Street, 41st Floor, Los Angeles, CA 90017. According to the inspector of elections, the stockholders present in person or by proxy represented 31,735,863 shares of common stock (entitled to one vote per share). At the Meeting, the Company’s stockholders voted on Proposals 1, 3, 4, 5, 6, 7, 8 and 9. To allow additional time for stockholders to vote on Proposal 2 (Approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's outstanding shares of common stock), the Company adjourned the meeting with respect to such proposal until 9:00am on September 18, 2017 at the offices of Goodwin Procter LLP, 601 Figueroa Street, 41st Floor, Los Angeles, California, 90017. This Current Report on Form 8‑K will be amended to report the results of Proposal 2 once the final results are received by the Company. The final results for Proposals 1, 3, 4, 5, 6, 7, 8 and 9, as set forth in the Proxy Statement, are set forth below.

Proposal 1: Election of Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Holly A. Van Deursen	6,755,746	1,755,476	23,224,641
Yon Y. Jorden	6,833,825	1,677,397	23,224,641
Paul DeWeese	6,778,484	1,732,738	23,224,641
Darren R. Jamison	6,438,875	2,072,347	23,224,641
Noam Lotan	6,374,326	2,136,896	23,224,641
Gary J. Mayo	6,361,536	2,149,686	23,224,641
Eliot G. Protsch	6,354,779	2,156,443	23,224,641

Each of the individuals listed above was elected as a director of the Company to serve until the next annual meeting or until his or her successor is elected and qualified.

Proposal 3: Approval of the NOL Rights Agreement, dated as of May 6, 2016, with Computershare Inc., as amended.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
6,460,415	1,834,076	216,731	23,224,641

The stockholders voted to approve the NOL Rights Agreement, dated as of May 6, 2016, with Computershare Inc., as amended.

Proposal 4: Approval, for purposes of complying with applicable NASDAQ Listing Rules, the potential  issuance of more than 20% of the Company’s Common Stock pursuant to the Company’s October 2016 offering of securities.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
5,684,102	2,656,630	170,490	23,224,641

The stockholders voted to approve, for purposes of complying with applicable NASDAQ Listing Rules, the potential issuance of more than 20% of the Company’s Common Stock pursuant to the Company’s October 2016 offering of securities.

Proposal 5: Approval of the Company’s 2017 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
5,413,800	2,937,289	160,133	23,224,641

The stockholders voted to approve the Capstone Turbine Corporation 2017 Equity Incentive Plan.

Proposal 6:  Approval of the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
6,363,021	2,010,150	138,051	23,224,641

The stockholders voted to approve the amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan.

Proposal 7: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
5,418,488	2,888,258	204,476	23,224,641

The stockholders voted to approve, on a non-binding advisory vote, the compensation of named executive officers.

Proposal 8: Advisory vote with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Year	3 Year	Votes Abstain
6,754,774	323,800	740,091	692,557

The stockholders voted on a non-binding advisory vote for an annual frequency for future advisory votes on the compensation of named executive officers of the Company.  The board of directors (the “Board”) of the Company considered the results of the advisory vote on the frequency of future say-on-pay votes, and in accordance with its recommendation set forth in the Proxy Statement and consistent with the stated preference of the majority of the Company’s shareholders, the Board has determined that future say-on-pay votes will be held annually until the next required advisory vote on the frequency of say-on-pay votes occurs or until the Board otherwise determines that a different frequency for say-on-pay votes is in the best interest of shareholders. The next required advisory vote on the frequency of say-on-pay votes will occur no later than the Company’s 2023 Annual Meeting.

Proposal 9: Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

Votes For	Votes Against	Votes Abstain
28,488,898	2,200,086	1,046,879

The stockholders voted to ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1  Fourth Amended and Restated Bylaws of Capstone Turbine Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 1, 2017	By:	/s/ JAYME L. BROOKS
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer